As filed with the Securities and Exchange Commission on November 7, 2001

Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Nortel Networks Corporation
(Exact name of Registrant as specified in its charter)
CANADA
(State or other jurisdiction of incorporation or organization)
Not applicable
(I.R.S. Employer Identification Number)	Nortel Networks Limited (Exact name of Registrant as specified in its charter) CANADA (State or other jurisdiction of incorporation or organization) 62-12-62580 (I.R.S. Employer Identification Number)

8200 Dixie Road, Suite 100 Brampton, Ontario, Canada L6T 5P6 (905) 863-0000 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	8200 Dixie Road, Suite 100 Brampton, Ontario, Canada L6T 5P6 (905) 863-0000 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), check the following box.

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), check the following box.

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

4.25% Convertible Senior Notes Due 2008 of Nortel Networks Corporation	New York Stock Exchange, Inc.

Guarantee of Nortel Networks Limited of 4.25% Convertible Senior Notes due 2008	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.   Description of Registrants’ Securities to be Registered

     A description of the securities to be registered appears in the section captioned “Description of the Notes and the Guarantee” in the Registrants’ prospectus included in the Registrants’ Registration Statement on Form S-3 (File No. 333-                ), filed under the Securities Act of 1933, as amended, on November 7, 2001 (the “Registration Statement”). Such description, as amended or supplemented from time to time, is hereby incorporated by reference herein.

Item 2.   Exhibits

     The following exhibits are hereby incorporated by reference from the Registration Statement or from the referenced filing under the Securities Exchange Act of 1934.

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of August 15, 2001, among Nortel Networks Corporation, Nortel Networks Limited, as guarantor, and Bankers Trust Company, as trustee (the “Trustee”), including form of the notes and the guarantee (incorporated by reference to Exhibit 4 to Nortel Networks Corporation’s Quarterly Report on Form 10-Q for the period ending September 30, 2001).

4.2	Registration Agreement, dated as of August 15, 2001, among Nortel Networks Corporation, Nortel Networks Limited and Credit Suisse First Boston Corporation and J.P. Morgan Securities Inc., as representatives of the initial purchasers of the notes (and the related guarantee).

5.1	Opinion of Nicholas J. DeRoma, Chief Legal Officer of Nortel Networks Corporation and Nortel Networks Limited, as to the legality of the notes, the guarantee and the common shares issuable upon conversion of the notes.

23.1	Consent of Nicholas J. DeRoma, Chief Legal Officer of Nortel Networks Corporation and Nortel Networks Limited (included in the opinion filed as Exhibit 5.1).

25.1	Statement of Eligibility and Qualification of the Trustee on Form T-1.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	November 7, 2001	NORTEL NETWORKS CORPORATION

		By:	/s/ KATHARINE B. STEVENSON

Name: Katharine B. Stevenson Title: Treasurer

		By:	/s/ BLAIR F. MORRISON

Name: Blair F. Morrison Title: Assistant Secretary

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	November 7, 2001	NORTEL NETWORKS LIMITED

		By:	/s/ KATHARINE B. STEVENSON

Name: Katharine B. Stevenson Title: Treasurer

		By:	/s/ BLAIR F. MORRISON

Name: Blair F. Morrison Title: Assistant Secretary